                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                        SYBRON DENTAL SPECIALTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                        SYBRON DENTAL SPECIALTIES, INC.
                            1717 WEST COLLINS AVENUE
                            ORANGE, CALIFORNIA 92867
                                 (714) 516-7400



                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 8, 2002



                           -------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Sybron Dental Specialties, Inc., a Delaware corporation (the "Company"), will be held at 11:00 a.m., Pacific Standard Time, on Friday, February 8, 2002 at Indian Ridge Country Club, 76375 Country Club Drive, Palm Desert, California 92211, for the following purposes:

          1. To elect three directors to serve as Class II Directors until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

          2. To consider and vote upon a proposal to approve the Company's Senior Executive Incentive Compensation Plan, a copy of which is attached as Exhibit A to the accompanying Proxy Statement;

          3. To consider and vote upon a proposal to approve the Company's 2000 Long-Term Incentive Plan, a copy of which is attached as Exhibit B to the accompanying Proxy Statement; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on December 14, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     We hope you will assure that your shares are represented at the Annual Meeting, whether or not you expect to be present in person, either by voting electronically via the Internet (by accessing http://www.eproxyvote.com/syd ) or telephone (by dialing 1-877-779-8683 on a touch-tone telephone), or by signing and returning the enclosed proxy card in the accompanying envelope. It is important that proxies be submitted promptly. Returning your proxy promptly, either via the Internet, via telephone or in the enclosed envelope, will assist the Company in reducing the expenses of additional proxy solicitation. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Stephen S. Tomassi

                                          STEPHEN J. TOMASSI
                                          Secretary

Orange, California
December 28, 2001

                        SYBRON DENTAL SPECIALTIES, INC.
                            1717 WEST COLLINS AVENUE
                            ORANGE, CALIFORNIA 92867
                                 (714) 516-7400



                           -------------------------

                                PROXY STATEMENT
                               DECEMBER 28, 2001



                           -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 8, 2002



                           -------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Sybron Dental Specialties, Inc., a Delaware corporation (the "Company" or "SDS"), to the stockholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m., Pacific Standard Time, on Friday, February 8, 2002 at Indian Ridge Country Club, 76375 Country Club Drive, Palm Desert, California 92211, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to stockholders on or about December 28, 2001.

     On December 11, 2000, the Company was spun off from Sybron International Corporation, which is now known as Apogent Technologies Inc. ("Apogent"), by way of a pro-rata distribution to Apogent shareholders of all the outstanding common stock and related preferred stock purchase rights of the Company. This transaction is referred to in this Proxy Statement as the "Spin-Off."

     Stockholders of record will have the option to vote by written proxy or electronically via either the Internet or a touch-tone telephone. Proxy voting through electronic means is valid under Delaware law, and the Company is offering electronic services both as a convenience to its stockholders and as a step towards reducing costs. Stockholders not wishing to utilize electronic voting methods may continue to cast votes by returning their signed and dated proxy card.

     Stockholders whose shares are registered directly with EquiServe may vote either via the Internet or by calling EquiServe. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders, who receive a paper copy of the annual report and proxy statement, the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper voting form in the postage paid envelope provided.

     Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise: by executing and delivering a later dated proxy via the Internet, via telephone or by mail; by delivering written notice of the revocation of the proxy to the Corporate Secretary prior to the Annual Meeting; or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by a proxy, whether delivered via the Internet, via telephone or by mail, will be voted in accordance with the stockholder's directions if the proxy is duly submitted prior to the Annual Meeting. If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the directors nominated by the Board of Directors, FOR approval of the Company's Senior Executive Incentive Compensation Plan, FOR approval of the Company's 2000 Long-Term Incentive Plan, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting or any adjournment thereof.

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the Internet, telephone and mail, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, in person, or by telephone, telegraph, e-mail or facsimile transmission. The Company will also request brokerage firms, nominees, banks, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies, including the soliciting of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee not anticipated to exceed $6,000 plus expenses. Your cooperation in promptly voting by proxy via the medium of your choice will help to avoid additional expense.

     At December 14, 2001, the Company had outstanding 37,904,159 shares of common stock (and associated preferred stock purchase rights), and there were no outstanding shares of any other class of stock. Only stockholders of record at the close of business on December 14, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock outstanding on the record date entitles the holder thereof to one vote on each matter to be voted upon by stockholders at the Annual Meeting.

     A majority of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker ("broker non-votes") absent voting instructions from the beneficial owner under the rules of the New York Stock Exchange, will be treated as shares present for purposes of determining the presence or absence of a quorum. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all votes and ballots. The voting requirements and procedures described below are based upon provisions of the Delaware General Corporation Law, the Company's charter documents, and any other requirements applicable to the matters to be voted upon.

     Directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at a stockholders meeting, at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting will be required for approval of the Company's Senior Executive Incentive Compensation Plan and the Company's 2000 Long-Term Incentive Plan. Abstentions will have the same effect as a vote against these proposals; broker non-votes will have no effect on the outcome of the voting on these proposals.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the outstanding shares of common stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock, by nominees for director and directors of the Company, by the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. The number of shares set forth for nominees for director, directors, and executive officers are reported as of

December 14, 2001. Amounts for 5% shareholders are as of the date such stockholders reported such holdings in filings under the Securities Exchange Act of 1934 (the "Exchange Act") unless more recent information was provided.

                                                                      COMMON STOCK
                                                                ------------------------
                      NAME AND ADDRESS                           NUMBER OF      PERCENT
                        OF OWNER(A)                             SHARES OWNED    OF CLASS
                      ----------------                          ------------    --------
Ariel Capital Management, Inc.(b)
200 East Randolph Drive
Suite 2900
Chicago, Illinois 60601.....................................     5,663,797        14.9%
Fidelity Management and Research Co.(c)
82 Devonshire Street
Boston, Massachusetts 02109.................................     3,688,985         9.7%
Putnam Investment Management, LLC(d)
One Post Office Square
Boston, Massachusetts 02109.................................     2,166,095         5.7%
Kenneth F. Yontz(e)(h)......................................       427,460         1.1%
Floyd W. Pickrell, Jr.(f)...................................       997,761         2.6%
Dennis Brown(g)(h)..........................................        10,295           *
William E. B. Siart(h)......................................        10,000           *
James R. Parks(h)...........................................        11,000           *
Donald N. Ecker(h)(i).......................................        11,000           *
Robert W. Klemme(h).........................................        10,000           *
Daniel E. Even(j)...........................................       115,219           *
Steven J. Semmelmayer(k)....................................       160,842           *
Stephen J. Tomassi(l).......................................       354,322           *
Gregory D. Waller(m)........................................        90,709           *
All directors and executive officers as a group (15
  persons)(n)...............................................     2,461,302         6.2%

-------------------------
 *  Represents less than 1% of the class.

(a) Except as otherwise indicated, each person has the sole power to vote and dispose of all shares listed opposite his or its name.

(b) Based upon a telephone conversation between representatives of the Company and representatives of Ariel Capital Management, Inc. on December 19, 2001 in which Ariel reported that as of November 30, 2001 it owned 5,663,797 shares of the Company's common stock and in its capacity as investment manager has sole voting power for 5,225,141 shares and sole investment discretion for 5,659,939 shares.

(c) Based upon a telephone conversation between representatives of the Company and representatives of Fidelity Management and Research Co. on December 19, 2001. It is unknown with respect to the number of shares reported the number for which Fidelity Management has sole voting or investment power.

(d) Based on a filing on Form 13F by Putnam Investment Management, LLC for the quarter ended September 30, 2001. It is unknown with respect to the number of shares reported the number for which Putnam Investment has sole voting or investment power.

(e) Mr. Yontz has shared voting power with respect to 17,083 of the shares of common stock reported and shared investment power with respect to 17,406 of the shares of common stock reported.

(f) Mr. Pickrell has shared investment power with respect to 550 of the shares of common stock reported. Includes 889,443 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Pickrell.

(g) Mr. Brown has shared investment power with respect to 295 of the shares of common stock reported.

(h) Includes, for each of Messrs. Yontz, Brown, Siart, Parks, Ecker and Klemme, 10,000 shares of common stock issuable upon the exercise of outstanding director stock options held by them.

(i) Mr. Ecker has shared investment power with respect to 1,000 of the shares of common stock reported.

(j) Mr. Even has shared investment power with respect to 452 of the shares of common stock reported. Includes 102,201 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Even.

(k) Mr. Semmelmayer has shared voting power with respect to 266 of the shares of common stock reported and shared investment power with respect to 514 of the shares of common stock reported. Includes 158,785 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Semmelmayer.

(l) Mr. Tomassi has shared investment power with respect to 155 of the shares of common stock reported. Includes 323,501 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Tomassi.

(m) Mr. Waller has shared investment power with respect to 495 of the shares of common stock reported. Includes 90,214 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Waller.

(n) Includes (i) 1,868,322 shares of common stock issuable upon the exercise of outstanding stock options held by all directors and executive officers as a group, (ii) 17,643 shares as to which there is shared voting power, and
    (iii) 4,845 shares as to which there is shared investment power.

     The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this Proxy Statement; accordingly, it includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of December 14, 2001. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of two directors to serve as Class II Directors until the 2005 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes (Class I, Class II and Class III), as nearly equal in number as possible, serving staggered, three-year terms.

     The nominees for election as Class II Directors are Kenneth F. Yontz and Dennis B. Brown. The election shall be determined by a plurality of the votes duly cast. It is intended that the persons appointed as proxies in the proxy card will vote FOR the election of the nominees listed below, unless instructions to the contrary are given therein. The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any of the nominees, it is intended that the proxies will vote FOR such substitute nominees as the Board of Directors may designate.

     The following table sets forth the principal occupations (for at least the last five years) and directorships of the two nominees in Class II and of the five directors whose terms of office will continue after the Annual Meeting.

                                            PRINCIPAL OCCUPATION                           DIRECTOR OF
         NAME(A)                           AND BUSINESS EXPERIENCE                 AGE    COMPANY SINCE
         -------                           -----------------------                 ---    -------------
Nominees for election as Class II Directors, whose terms will expire in 2005:

Kenneth F. Yontz(b)           Chairman of the Board of the Company since            57        2000
                              October 2000; Chairman of the Board of Apogent
                              Technologies Inc. (formerly known as Sybron
                              International Corporation, the Company's parent
                              prior to the Spin-Off) since 1987; President and
                              Chief Executive Officer of Sybron International
                              Corporation from October 1987 until December
                              2000. Director of Viasystems Group, Inc. and
                              Apogent Technologies Inc.

Dennis B. Brown(b)            Employed as Financial Advisor to Apogent              54        2000
                              Technologies Inc. since December 2000; Vice
                              President -- Finance and Chief Financial Officer
                              of Sybron International Corporation (now known as
                              Apogent Technologies Inc.) from January 1993
                              until December 2000, and Treasurer from October
                              1993 until December 2000.

Class III Directors, whose terms will expire in 2003:

Donald N. Ecker               Founder and Managing Director of CEO Strategic        55        2000
                              Solutions, LLC, a boutique investment bank
                              specializing in mergers/acquisitions and related
                              financial advisory services, since January 1999;
                              retired as Senior Partner with Ernst & Young LLP
                              in December 1998; previously Co-Director for the
                              Center for Strategic Transactions and Director of
                              Entrepreneurial Services for Southern California;
                              serves on City National Bank -- Inland Division
                              Advisory Board.

                                            PRINCIPAL OCCUPATION                           DIRECTOR OF
         NAME(A)                           AND BUSINESS EXPERIENCE                 AGE    COMPANY SINCE
         -------                           -----------------------                 ---    -------------
Robert W. Klemme              Chairman of the Board of eBuilt, Inc., since          56        2000
                              September, 2001; Founder and Managing Director of
                              R K Capital, LLC, a private investment company,
                              since December 2000; formerly a Founder and
                              Managing Director of CEO Strategic Solutions,
                              LLC, a consulting firm specializing in
                              restructuring and spin-off transactions, since
                              January 1999 -- December 2000; President of
                              Entrepreneurial Capital Corporation from 1986
                              until December 1998; previously Senior Vice
                              President and Regional Manager of Wells Fargo
                              Bank -- San Diego and Wells Fargo Bank -- Los
                              Angeles

Class I Directors, whose terms will expire in 2004:
Floyd W. Pickrell, Jr.(b)     President and Chief Executive Officer of the          56        2000
                              Company since October 2000. President of the
                              Company's subsidiary Sybron Dental Management,
                              Inc. (formerly known as Sybron Dental
                              Specialties, Inc.), now the Company's principal
                              first-tier subsidiary, since August 1993;
                              appointed Chairman of the Board of the Company's
                              subsidiary Kerr Corporation in August 1993, and
                              Chairman of the Board of the Company's subsidiary
                              Ormco Corporation in February 1993; served as
                              President of Kerr from August 1993 until November
                              1998; joined Ormco in 1978 and served as Ormco's
                              President from March 1983 until November 1987;
                              previously served as Ormco's Vice President of
                              Marketing and as its National Sales Manager

William E. B. Siart           Chairman of the Board of Excellent Education          55        2000
                              Development, a non-profit corporation that
                              develops and manages charter public schools,
                              beginning in 2000; President and Chief Executive
                              Officer of EXED LLC from 1998 until 2000;
                              Chairman and Chief Executive Officer of First
                              Interstate Bancorp from 1995 to 1996, having
                              served as President of that corporation from 1990
                              until 1995 and in various other executive
                              positions for that company, previously. Director
                              of Western Asset Trust, Inc., and Pacific
                              American Income Shares, Inc.

                                            PRINCIPAL OCCUPATION                           DIRECTOR OF
         NAME(A)                           AND BUSINESS EXPERIENCE                 AGE    COMPANY SINCE
         -------                           -----------------------                 ---    -------------
James R. Parks                Chairman of the Board and Chief Executive Officer     51        2000
                              of Laser Pacific Media Corporation, a public
                              media post production company, since 1994;
                              managing partner of the accounting firm of Parks
                              Palmer Turner and Yemenidjian, LLP, and executive
                              director of CBIZ Southern California, Inc., a
                              subsidiary of Century Business Services, which is
                              in the business of providing business consulting,
                              accounting, merger and acquisition, business
                              valuation, financial crisis management, and tax
                              services; Chairman of the Board of Realty Center
                              Management Corporation, a privately held real
                              estate management and investment company with
                              operations in five states

-------------------------
(a) See "Committees and Meetings of the Board of Directors" for memberships on Board committees.

(b) As indicated above, prior to the Spin-Off on December 11, 2000, when the Company became a separate publicly held company, the Company and its subsidiaries were subsidiaries of Apogent Technologies Inc. (f/k/a Sybron International Corporation). Messrs. Pickrell, Yontz and Brown were executive officers of Apogent prior to the Spin-Off.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company has two standing committees of the Board of Directors, the Audit Committee and the Compensation Committee, whose present members are as identified below. There is no standing nominating committee.

     Messrs. Ecker (Chairman), Parks, and Siart currently serve as members of the Audit Committee. This committee met five times during the fiscal year ended September 30, 2001. The Audit Committee is responsible for assisting the Board of Directors with respect to its oversight of corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.

     Messrs. Siart (Chairman), Klemme, and Parks serve as members of the Compensation Committee. This committee met six times during the fiscal year ended September 30, 2001. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning compensation of the Company's employees, officers and directors, and is authorized to determine the compensation of executive officers of the Company. The Compensation Committee is authorized to administer the various incentive plans of the Company and has all of the powers attendant thereto, including the power to grant employee stock options.

     The Board of Directors met nine times during the fiscal year ended September 30, 2001. During fiscal year 2001, each director, during the period in which he served as a director and on a committee of the board, attended 75 percent or more of the total number of meetings held by the Board of Directors and all committees on which he served.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     A stockholder desiring to nominate a person or persons for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company's books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and (B) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the nomination is made. The Bylaws require similar notice with respect to stockholder proposals for other actions to be taken at a meeting of stockholders. See "Stockholder Proposals" below.

     To be timely, such notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (any time from November 10, 2002 to and including December 10, 2002, with respect to the 2003 annual meeting) or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was given or public disclosure of the meeting date was made.

DIRECTORS' COMPENSATION

     Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, during fiscal 2001, each director of the Company who is not also an employee of the Company, which includes all of the current directors except Mr. Pickrell, received an annual retainer of $20,000 (except the Chairman of the Audit Committee who received an annual retainer of $22,500) and will receive a fee of $1,000 for each meeting of the Board of Directors at which such director is present. Each such director who is a member of a committee of the Board of Directors will also receive a fee of $750 for each meeting of such committee at which such director is present. In addition, each director who is not a full-time employee of the Company is automatically granted an option each year to purchase 10,000 shares of Company common stock pursuant to the terms of the Company's 2000 Outside Directors' Stock Option Plan, at an exercise price equal to the fair market value of the common stock on the date of grant.

                         STOCKHOLDER RETURN COMPARISON

     The graph below sets forth the cumulative total shareholder return on the Company's common stock during the period from November 28, 2000 (the day the Company's common stock began trading on the New York Stock Exchange on a "when issued" basis prior to the Spin-Off) through fiscal year end, September 30, 2001, as compared to the returns, during a like period, of the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Composite Index. The graph assumes that $100 was invested on November 28, 2000 in the Company common stock and in each of the two Standard & Poor's indices and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on its common stock.

[PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------
                                                 11/28/00      12/31         3/31         6/30         9/30
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
    Sybron Dental                                  $100       $123.29      $153.42      $149.70      $135.89
---------------------------------------------------------------------------------------------------------------
    S&P 500                                        $100       $ 98.82      $ 86.85      $ 91.64      $ 77.91
---------------------------------------------------------------------------------------------------------------
    S&P Healthcare                                 $100       $102.54      $ 87.01      $ 85.70      $ 88.02
---------------------------------------------------------------------------------------------------------------

                                AUDIT COMMITTEE

     The Board of Directors has adopted and approved a formal written charter for the Audit Committee, a copy of which was appended to last year's proxy statement.

     The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees, meaning that they have no relationships to the Company that may interfere with the exercise of their independence from management and the Company.

INDEPENDENT AUDITORS' FEES

     The firm of KPMG LLP served as the Company's independent auditors for the fiscal year ended September 30, 2001.

     Audit Fees: The KPMG LLP fees for the annual audit and the reviews of financial statements included in the Company's Forms 10-Q for the 2001 fiscal year were $626,125.

     Financial Information Systems Design and Implementation Fees: There were no fees billed by KPMG LLP for financial information systems design and implementation for the 2001 fiscal year.

     All Other Fees: The aggregate fees for other services that KPMG LLP rendered in fiscal 2001 were $579,453. The services included services rendered in connection with business acquisitions, tax consultations, and SEC registration statements.

     The Audit Committee has concluded that the services provided by KPMG LLP to the Company that were not related to its audit of the Company's financial statements were at all times compatible with maintaining that firm's independence.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors oversees and monitors the participation of the Company's management and independent auditors throughout the financial reporting process.

     In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

     - reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2001 with the Company's management;

     - discussed with KPMG LLP, the Company's independent auditors, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec.380); and

     - received the written disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.

     Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

                                AUDIT COMMITTEE
                           Donald N. Ecker, Chairman
                                 James R. Parks
                              William E. B. Siart

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing, analyzing and approving all the compensation programs for the Company's executive officers and their individual salaries, bonuses and stock option grants. The Committee also makes stock option grants for non-officer employees. During fiscal 2001, the Committee was comprised of the individuals listed at the end of this Report, none of whom is an employee or former employee of the Company nor has a business relationship with the Company, other than in their capacity as directors.

COMPENSATION PHILOSOPHY

     The general philosophy of the Company's executive compensation program is to offer its key executives competitive compensation based both on the Company's performance and on the employee's individual contribution and performance. The Committee seeks to create compensation programs that will motivate and reward highly qualified executives for long-term strategic management that improves stockholder value, support a performance-oriented environment that rewards achievement of internal Company goals which are designed to be consistent with the interests of stockholders, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     It is the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. As a result, while the Committee believes it should provide a total compensation opportunity for the Company's executives that is above average, it seeks to place an above average amount of the total compensation opportunity at risk, making the payment of an above average amount of compensation dependent upon the Company's performance meeting or exceeding established internal financial goals.

COMPENSATION PROGRAM COMPONENTS

     The Company's executive compensation program consists of essentially three components: base salary, annual performance bonus and stock option incentives. Each of the components is designed to be consistent with the compensation philosophy and to achieve the goals described above. The following is a discussion of each component and the items considered by the Committee when determining, for each of the executive officers, the level of each component to be provided.

     Base Salary. The base salary is intended to compensate an individual for the level of responsibility and the complexity of the tasks associated with the individual's position with the Company, as well as the level of the individual's performance. In setting base salaries for each executive, the Committee, in addition to using its experience and knowledge, the knowledge of the Company's Human Resources staff and the recommendations of the Company's Chief Executive Officer, considers competitive market data, the relevant impact of each executive's performance on the future growth and success of the Company, the complexity of the Company's businesses in which the executive is involved, the overall economic environment, the overall performance of the Company and such other factors as the Committee may deem relevant to the particular executive. The Committee reviews each executive on an annual basis and will consider changes to an executive officer's compensation at other times if a change in the scope of the executive officer's responsibilities justifies such consideration.

     In anticipation of the Spin-Off, the Committee, when setting base salaries in October 2000 for fiscal year 2001, to be effective December 1, 2000, reviewed, among other things, compensation surveys for executives in companies with sales volumes and numbers of employees comparable to that of the Company or the relevant subsidiaries of the Company. The competitive market information examined by the Committee was derived from an analysis of compensation survey data with respect to United States corporations having sales volumes between $50 million and $1 billion and employees numbering from 1,000 to 5,000. This group of companies differs from the group of companies included in the S&P Health Care Composite Index reflected in the Company's performance graph contained elsewhere in this Proxy Statement. The survey data, compiled by national compensation consulting firms, included compensation information from at least 363 (and in one case 1,741) companies in multiple industries.

     Annual Cash Bonus Incentives. The annual cash bonus incentive is designed to align the interests of the Company's executives with those of the Company's shareholders by rewarding the executives only if the Company achieves its internal financial and year-over-year earnings growth goals, which if achieved should enhance stockholder value. The design of the incentive cash bonus program reflects the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. The amount of the annual cash bonus incentive for each executive is governed the Senior Executive Incentive Compensation Plan (the "Incentive Plan), which the Company adopted in October 2000, in anticipation of the Spin-Off. Under the terms of the Incentive Plan, the Committee established income goals for the Company for fiscal year 2001. The Incentive Plan participants receive a cash bonus equal to a predetermined percentage of their base pay times a success factor, which varies with the income level achieved by the Company. The Committee amended the Incentive Plan for fiscal year 2002 to more closely align the Incentive Plan with the Company's stockholders by replacing the income goals with basic earnings per share goals.

     The Company's 2001 fiscal year was an excellent performance year for the Company. The executive officers eligible under the Incentive Plan received fiscal 2001 awards ranging from 78% to 148% of their 2001 fiscal year end base salaries depending on their specific grade levels and the success factor applied to the Company's financial performance results.

     Stock Incentives. The award of stock options to the Company's executives seeks to incentivize them to sustain and enhance the Company's long-term performance and focus the optionees' attention on managing the Company from the perspective of an owner with an equity stake in the business. As opposed to the annual cash incentive program, which rewards the executives for a single year's performance, the stock incentives only reward the executives if their management of the Company results in the creation of long-term shareholder value. The stock option awards are made under the Company's 2000 Long-Term Incentive Plan (the "Stock Plan"). The terms of the Stock Plan provide for incentive stock options and nonqualified stock options to be granted to full-time executive officers and other key employees of the Company. The Committee, which administers the Stock Plan, views stock-based compensation as a critical component of the Company's overall executive compensation program.

     While the Committee intends to employ an annual stock option grant for certain employees of the Company, the executive officers will be ineligible to participate in that program. Instead, the executive officers will generally, in the absence of a change in responsibility or other circumstances deemed significant by the Committee, only receive additional option grants after the grants previously received have fully vested.

     Typically, options granted under the Stock Plan will vest in equal annual installments on each of the first four anniversaries following the grant date (provided the optionee is still an employee of the Company at that time and provided further that vesting is accelerated upon the optionee's death, disability or retirement). Such options are granted with an exercise price equal to the market value of the Company's Common Stock on the date of the grant.

     The number of stock options granted to the Company's five most highly compensated executive officers in fiscal 2001 and the hypothetical potential value of the awards are shown in the Options/SAR Grants in Last Fiscal Year table in this Proxy Statement. See "Executive Compensation-Stock Options."

CEO COMPENSATION AND EVALUATION

     For fiscal year 2001, Mr. Pickrell, the Company's Chief Executive Officer, earned a salary of $487,500 and a bonus, under the Incentive Plan, of $738,688. In addition, Mr. Pickrell was awarded in fiscal 2001 a stock option grant for 496,278 shares of the Company's common stock, which will be exercisable in equal installments on each of the four anniversaries following the date of the grant.

     In determining the salary, bonus target and stock options for Mr. Pickrell, the Committee used the compensation philosophy, surveys, and other resources described above. In addition, the Committee, among other things, considered: Mr. Pickrell's over 20 years of service with the Company and its subsidiaries; the performance, while it was a subsidiary of Apogent, of the Company and its subsidiaries under Mr. Pickrell's leadership; and the input from Mr. Yontz, the Chairman of the Company's Board of Directors and the person to whom Mr. Pickrell reported for the fourteen years immediately preceding the Spin-Off. The Committee noted that since 1993, when Mr. Pickrell assumed the leadership of the dental businesses of Apogent, which are the businesses that today comprise Sybron Dental Specialties, the net sales grew from $191.9 million to $418.8 million, as of the end of fiscal year 2000 and operating income increased from $45 million to $95 million, during that same period.

SECTION 162(m)

     Section 162(m) of the Internal Revenue Code limits, to $1 million, the deductibility by a publicly-held corporation of compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. The Committee has taken the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy. One of the conditions is that the performance-based goals of any compensation plan are determined by a compensation committee comprised of two or more outside directors. Both the Company's Incentive Plan and Stock Plan are administered by the Compensation Committee of the Board of Directors, which is comprised solely of directors who are "outside directors" pursuant to the requirements of Section 162(m). Another condition is shareholder approval. To continue to satisfy this condition for bonuses paid and options granted after the grace period that ends with the 2002 Annual Meeting (which covers bonuses paid and options granted prior to that date), the Incentive Plan and the Stock Plan are being submitted for shareholder approval at the 2002 Annual Meeting, as described elsewhere in this Proxy Statement.

                             COMPENSATION COMMITTEE
                         William E. B. Siart, Chairman
                                 James R. Parks
                                Robert W. Klemme

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of its other four most highly compensated executive officers for services rendered to the Company and its subsidiaries (collectively, the "named executive officers") during its most recent fiscal year. Also included in the table is comparable compensation information for those individuals for fiscal years 2000 and 1999, during which time the Company and/or its subsidiaries were subsidiaries of Apogent. In the case of Mr. Tomassi, for periods prior to the Spin-Off, the services rendered were also for the benefit of Apogent and its other subsidiaries. The principal positions shown in the table are as of and after the date of the Spin-Off.

                                                                                    LONG-TERM COMPENSATION
                                                                             -------------------------------------
                                                                                       AWARDS              PAYOUTS
                                          ANNUAL COMPENSATION                --------------------------    -------
                               ------------------------------------------    RESTRICTED     SECURITIES
                                                             OTHER ANNUAL      STOCK        UNDERLYING      LTIP       ALL OTHER
                                       SALARY      BONUS     COMPENSATION     AWARD(S)     OPTIONS/SARS    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      ($)        ($)         ($)(A)          ($)           (#)(B)         ($)         ($)(C)
---------------------------    ----    ------      -----     ------------    ----------    ------------    -------    ------------
Floyd W. Pickrell, Jr....      2001    487,500    738,688(d)    10,366             0         496,278            0         4,576
  President and Chief          2000    418,750          0       12,457             0               0            0         4,500
  Executive Officer            1999    392,500    424,000       12,053             0               0            0         4,286
Stephen J. Tomassi.......      2001    219,950    244,603       18,575             0         223,325            0        35,500
  Vice President --            2000    182,900    150,990        2,610             0           5,788            0         4,439
  General Counsel              1999    166,000    167,637        2,610             0           4,500            0         4,543
  and Secretary
Gregory D. Waller........      2001    216,283    244,603        2,610             0         223,325            0         5,964
  Vice President --            2000    167,129    124,758        2,610             0           5,428            0         4,686
  Finance, Chief               1999    161,000     98,538        2,610             0          14,488            0         4,857
  Financial Officer and
  Treasurer
Daniel E. Even...........      2001    218,700    244,603        2,610             0         223,325            0         6,036
  President, Ormco             2000    181,218    159,382        2,610             0           5,888            0         5,204
  Corporation                  1999    171,667    125,928        2,610             0          14,768            0         5,588
Steven J. Semmelmayer....      2001    218,700    244,603        2,610             0         223,325            0         4,224
  President, Kerr              2000    181,218    159,382        2,610             0           5,888            0         4,858
  Corporation                  1999    171,667    125,928        2,610             0          14,768            0         5,502

-------------------------
(a) Consists of tax gross-up payments -- amounts reimbursed during the fiscal year for the payment of taxes with respect to personal benefits. In each case, the personal benefits do not exceed the SEC's disclosure obligation thresholds and are therefore not included in the table.

(b) Consists entirely of stock options and for the 2001 fiscal year excludes options for Company common stock issued in exchange for options held prior to the Spin-Off to acquire Apogent common stock. The option awards listed for periods prior to fiscal 2001 were options to acquire Apogent common stock, which options, to the extent they were not exercised prior to the Spin-Off, were exchanged for options to acquire Company common stock, as explained elsewhere in this Proxy Statement.

(c) Consists entirely of employer matching contributions to the 401(k) Plan, except in the case of Mr. Tomassi whose compensation for fiscal 2001 includes $31,000 of interest imputed to his income in connection with the three-year, unsecured, interest-free loan provided to him by the Company, as described in this Proxy Statement under "Certain Relationships and Related Transactions."

(d) In addition, Mr. Pickrell received a special bonus payment of $600,000 from Apogent in connection with the Spin-Off.

STOCK OPTIONS

     Stock Option Grants. The following table sets forth information concerning stock options granted by the Company to the named executive officers during fiscal 2001, excluding options for Company common stock issued in exchange for options to acquire Apogent common stock held prior to the Spin-Off. The Company has granted no stock appreciation rights.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE OF ASSUMED
                           NUMBER OF     PERCENT OF TOTAL                                        ANNUAL RATES OF STOCK
                          SECURITIES       OPTIONS/SARS                                          PRICE APPRECIATION FOR
                          UNDERLYING        GRANTED TO                                                OPTION TERM
                         OPTIONS/SARS      EMPLOYEES IN     EXERCISE OR BASE                     ----------------------
         NAME            GRANTED(A)(#)    FISCAL YEAR(B)      PRICE($/SH)      EXPIRATION DATE     5%($)       10%($)
         ----            -------------   ----------------   ----------------   ---------------     -----       ------
Floyd W. Pickrell,
  Jr...................     496,278           16.23%            15.4375          12/14/2010      4,818,145   12,210,126
Stephen J. Tomassi.....     223,325            7.30%            15.4375          12/14/2010      2,168,164    5,494,554
Gregory D. Waller......     223,325            7.30%            15.4375          12/14/2010      2,168,164    5,494,554
Daniel E. Even.........     223,325            7.30%            15.4375          12/14/2010      2,168,164    5,494,554
Steven J.
  Semmelmayer..........     223,325            7.30%            15.4375          12/14/2010      2,168,164    5,494,554

-------------------------
(a) Consists entirely of nonqualified stock options granted pursuant to the Sybron Dental Specialties, Inc. 2000 Long-Term Incentive Plan. Each of these options vests in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee at that time. Each option was granted with an exercise price equal to the market value of the Company's common stock on the date of grant. Upon a "change of control" of the Company, the options shall become immediately exercisable. In the discretion of the Compensation Committee, the committee administering the plan, the exercise price may be paid by delivery of already owned shares and tax withholding obligations related to exercise may be satisfied by withholding shares otherwise deliverable upon exercise, subject to certain conditions. The Compensation Committee has the power, subject to the limitations of the plan, to amend the terms and conditions of any outstanding stock option to the extent such terms and conditions are within the discretion of the committee as provided in the plan.

(b) Based on stock option grants made to employees of the Company and its subsidiaries during the 2001 fiscal year for an aggregate of 3,057,617 shares of common stock, excluding options for Company common stock issued in exchange for options to acquire Apogent common stock held prior to the Spin-Off.

     Stock Option Exercises. The following table sets forth information for each of the named executive officers concerning individual exercises of stock options by the named executive officers during fiscal year 2001 and the number and value of options outstanding at the end of fiscal 2001. The Company has granted no stock appreciation rights and, therefore, none are outstanding.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(A)

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                  OPTIONS/SARS AT                 OPTIONS/SARS AT
                                                                 FISCAL YEAR-END(#)            FISCAL YEAR-END($)(B)
                          SHARES ACQUIRED       VALUE       ----------------------------    ----------------------------
          NAME            ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----            ---------------    -----------    -----------    -------------    -----------    -------------
Floyd W. Pickrell.......         0                0           765,374         751,403        3,175,125       2,342,496
Stephen J. Tomassi......         0                0           261,035         241,471        3,052,984         656,056
Gregory D. Waller.......         0                0            23,505         245,390          103,650         667,449
Daniel E. Even..........         0                0            35,226         257,221          156,917         717,707
Steven J. Semmelmayer...         0                0            91,792         257,239          632,511         717,789

-------------------------
(a) Consists entirely of stock options.

(b) Based on the September 28, 2001, $18.60 closing price of Company common stock on the New York Stock Exchange.

     Exchange of Stock Options in the Spin-Off. In connection with the Spin-Off, the Company's officers and employees were allowed to exchange their Apogent (Sybron International) stock options for stock options of the Company having an aggregate intrinsic value (the spread between the market value and exercise price of the option shares) equal to the aggregate intrinsic value of the Apogent stock options exchanged immediately prior to the Spin-Off and an exercise price that maintained the ratio of the exercise price per share to the market value per share of the Apogent stock options exchanged immediately prior to the Spin-Off. All of the named executive officers exchanged their outstanding Apogent stock options for the Company's stock options in connection with the Spin-Off. For these Sybron Dental stock options, the exercise price and the number of shares of Sybron Dental common stock subject to each option were determined by adjusting the exercise price and the number of shares subject to the corresponding Apogent stock option exchanged under an adjustment formula, designed to preserve the aggregate intrinsic value and exercise price to market value relationship referred to above, based on the relationship between the trading prices on the New York Stock Exchange of Apogent common stock and Sybron Dental common stock trading on a "when issued" basis, during the period of "when issued" trading ending on the date of the Spin-Off. Other than the adjustment of the exercise price and the number of shares subject to each option, the terms of the Sybron Dental stock options received in exchange for Apogent stock options are the same as the terms of the Apogent stock options for which they were exchanged. The Sybron Dental stock options issued in exchange for Apogent stock options were issued under the Company's 2000 Long-Term Incentive Plan.

     The number of Sybron Dental stock options received by each of the named executive officers in exchange for Apogent stock options and the average weighted exercise price per share were as follows: Floyd W. Pickrell, 765,374 options, $13.8765 average weighted exercise price; Stephen J. Tomassi, 279,181 options, $6.8093 average weighted exercise price; Gregory D. Waller, 45,570 options, $13.7844 average weighted exercise price; Daniel E. Even, 69,122 options, $13.7316 average weighted exercise price; and Steven J. Semmelmayer, 125,706 options, $11.8801 average weighted exercise price.

EMPLOYMENT AGREEMENTS

     All of the named executive officers have entered into employment agreements with the Company as of December 11, 2000. Pursuant to each of their respective employment agreements, these executive officers have agreed to serve in their respective executive officer capacities, and each is to devote his full time to the performance of his duties thereunder. The employment agreements provided for initial base salaries, which are subject to annual merit increases at the discretion of the Compensation Committee. The base salaries for fiscal year 2002, effective as of December 1, 2001, for the named executive officers are as follows: Mr. Pickrell $550,000; Mr. Tomassi $250,000; Mr. Waller $250,000; Mr. Semmelmayer $250,000 and Mr. Even $230,000. In addition, these executives are entitled to benefits customarily accorded executives of the Company and its subsidiaries, including participation in the Company's Senior Executive Incentive Compensation Plan.

     The employment agreements may be terminated at the election of the executive upon 45 days' advance written notice to the Company, by the Company, or as a result of the executive's retirement, disability or death. Upon termination of an executive's employment by SDS for cause (as defined in the employment agreement) or by the executive, the executive is entitled to receive any unpaid compensation through the date of termination. In the event of the executive's termination of employment by the Company without cause, the executive will be entitled to continue to receive the executive's then current base salary for a period of twelve months following the termination of employment and an amount equal to the incentive award that would have been earned by the executive for the fiscal year in which the executive's employment is terminated, adjusted, however, by the percentage of the fiscal year in which the executive was actively employed. In the event of the executive's death or permanent disability, the executive, his beneficiaries or estate, as the case may be, will be entitled to continue to receive the executive's then current base salary for a period of twelve months following the termination of employment as a result of such event.

     Each of the employment agreements provides that if an event constituting a "change in control" (as defined in the employment agreement) shall have occurred, the executive officer is entitled to receive a severance payment equal to 2.99 times such officer's "base amount," as defined under Section 280G(b)(3) of the Internal Revenue Code, upon the termination of his employment with the Company or its subsidiaries, unless such termination is (a) because of death or retirement, (b) by the Company or any of its subsidiaries for total disability or "cause," or (c) by such executive officer other than for "good reason." The Company must require any successor to assume the Company's obligations pursuant to the employment agreements. If the Company fails to do this, the executives will be entitled to the same benefits they would receive if they terminated the employment agreements on the date of succession for good reason following a change in control. The employment agreements also subject the executives to confidentiality obligations, and contain restrictions on their soliciting clients and employees of the Company for a period of two years following termination of the employment agreement.

PENSION BENEFIT PLANS

     Retirement Plan. The Company has a Retirement Security Plan (the "Retirement Plan") for certain U.S. employees who are not covered by a collective bargaining agreement, including its executive officers. The plan is a "career average" type plan. The benefit formula directly relates to annual salary, length of service and Social Security covered compensation. To the extent that pension benefits exceed the benefit limits and limits on covered compensation imposed by the Employee Retirement Income Security Act of 1974, as amended, the Company plans to make the appropriate payments under the unfunded pension plan described below as they become due. The total compensation covered by the Retirement Plan (including unfunded amounts) is the amount shown in the salary and bonus columns of the Summary Compensation Table.

     Annual pension benefits expected to be distributed upon retirement (normally at age 65) to most executive officers of the Company, including the named executive officers, are equal to the sum of past and future service benefit formulas. Past service benefit (for service prior to January 1, 1987) is an amount equal to the sum of (a) 0.0105 times the average annual pay for the employee's final three years, up to the Social Security covered compensation for 1987, plus (b) 0.015 times the average annual pay for the employee's final three years, in excess of the Social Security covered compensation in 1987, which sum is multiplied by the total number of years of credited service before January 1, 1987. The amount so calculated is reduced by the amount of any benefit the participant is eligible to receive from a prior pension plan or due to participation in any prior profit sharing plan. Future service benefit (for service since January 1, 1987) for credited service not in excess of 35 years is an amount equal to the sum of all future year annual benefits calculated for each year as 0.0105 times annual pay up to the Social Security covered compensation for that year, plus 0.015 times annual pay in excess of the Social Security Covered Compensation of that year. Future service benefit for credited service in excess of 35 years is an amount equal to 0.014 times a participant's annual salary for such year. The Company may from time to time move the past service formula to a more current date which would have the effect of increasing the amount of average compensation upon which benefits are calculated.

     The following table illustrates the projected annual pension benefits payable for life (without provision for survivor pension) from the Retirement Plan and, where applicable, the Unfunded Plan described below, upon retirement at age 65, to the executive officers named in the Summary Compensation Table.

                                                                    ASSUMED
                                                 PROJECTED         ADDITIONAL    FULL YEARS OF
                 NAME OF                     ANNUAL RETIREMENT       YEARS       SERVICE AS OF
               INDIVIDUAL                    BENEFIT AT AGE 65*    OF SERVICE    SEPT. 30, 2001
               ----------                    ------------------    ----------    --------------
Floyd W. Pickrell, Jr....................         290,962               9              28
Stephen J. Tomassi.......................         148,988              16              13
Gregory D. Waller........................         137,920              13              19
Daniel E. Even...........................         152,588              16              22
Steven J. Semmelmayer....................         180,939              21              22

-------------------------
* Assumes no salary increases.

     Unfunded Pension Plan. The Company also maintains an unfunded, non-qualified retirement plan providing benefits to employees of the Company in excess of the limitations set forth under section 415 of the Code (the "Unfunded Plan"). The individuals named in the Summary Compensation Table and executives as a group are eligible to participate in the Unfunded Plan.

     Under the Unfunded Plan, benefits are paid from a Rabbi Trust sponsored by the Company. Participants are entitled to a monthly benefit upon their retirement equal to the actuarial value of the benefit that would be payable to the participant if the provisions of the Retirement Plan dealing with limits on pensions pursuant to Code section 415 were inapplicable.

     The compensation covered by the Unfunded Plan includes salary, bonus, and deferred compensation payable to the participant for services rendered. The compensation in the salary and bonus columns of the Summary Compensation Table, above, includes each of these elements. Benefits under the Unfunded Plan are computed on a straight-life annuity basis, and are subject to an offset of the actuarial value of benefits payable to participants under the terms of the Retirement Plan.

            PROPOSAL TO APPROVE THE SYBRON DENTAL SPECIALTIES, INC.
                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

     Prior to the Spin-Off, the Company's senior executives participated in Apogent's Senior Executive Incentive Compensation Plan. As discussed earlier in this Proxy Statement, the Compensation Committee (the "Committee") believes the use of an annual incentive compensation plan is an integral component of a compensation program that will successfully attract, motivate and retain the services of employees with outstanding ability, competence and potential, to promote the success and enhance the value of the Company. To provide the Company with a compensation program that includes an incentive plan, in connection with the Spin-Off, the Company's Board of Directors adopted the Sybron Dental Specialties, Inc. Senior Executive Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan was approved by Apogent, as the Company's sole stockholder, prior to the Spin-Off. For awards under the Incentive Plan to continue to qualify under sec.162(m) of the Internal Revenue Code as "performance-based compensation," stockholder approval of the current form of the Incentive Plan at the Annual Meeting is required. The Board of Directors has directed Company management to seek stockholder approval of the following resolution:

     RESOLVED, that the Senior Executive Incentive Compensation Plan, in the form presented, is hereby approved and adopted in its entirety.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE INCENTIVE PLAN. The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting is required for approval. A copy of the full text of the Incentive Plan, as amended as described below, is attached as Exhibit A to this Proxy Statement.

BACKGROUND

     The principal objectives of the Incentive Plan are to (i) emphasize performance-based compensation, (ii) align internal financial goals, year-over-year earnings growth, enhancement of shareholder value and executive incentives, and (iii) assist in attracting and retaining qualified managerial employees by providing a total compensation opportunity competitive with the marketplace. The Board of Directors adopted the Incentive Plan to take effect during the Company's 2001 fiscal year. The Incentive Plan has a budget component, which preserves the benefits of the budgeting discipline, but adds an earnings growth component to provide a tangible, direct link between management incentives and the expectations of the investor community. There are minimum levels of financial performance set by the Committee for bonuses to be triggered, and individual awards depend upon salary grades and the extent to which the goals are met or exceeded. With respect to the budget component, a participant can earn up to 100% of his or her target award if budgeted earnings are achieved. With respect to the earnings growth component, once a minimum hurdle growth rate of 6% over the previous year's results is reached, a participant can earn an additional bonus amount dependent upon the actual rate of year-over-year earnings growth that is achieved.

     As in effect for fiscal 2001, the Incentive Plan used net income to measure earnings results compared with budget and earnings growth for purposes of the Incentive Plan. On December 7, 2001, the Board of Directors amended the Incentive Plan to use basic earnings per share instead of net income for this purpose. The Board considers basic earnings per share to be a better performance measure in light of the Company's circumstances and the objectives of the Incentive Plan.

     The text of the Incentive Plan consists of a Policy Statement, which sets forth the general features of the Incentive Plan, and Administrative Guidelines, which were adopted by the Committee to aid in the administration of the Plan. The principal features of the Incentive Plan are summarized below, but such summary is qualified in its entirety by reference to the terms of the Incentive Plan and Administrative Guidelines, as amended, set forth in Exhibit A.

PRINCIPAL TERMS OF THE SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

     The Incentive Plan is designed to create an incentive for key executives who the Committee has identified as having the ability to directly influence the financial results of the Company or its subsidiaries. The pool of individuals eligible to participate in the Incentive Plan is determined annually by the Committee. For fiscal 2001, the nine executive officers of the Company were the eligible participants in the Incentive Plan. Information with respect to awards made for fiscal 2001 is contained in the "Plan Benefits" table under "Proposal to Approve the Sybron Dental Specialties, Inc. 2000 Long-Term Incentive Plan" below. For fiscal 2002, the nine executive officers have again been identified by the Committee as the persons eligible for participation in the Incentive Plan. The Incentive Plan is similar in many respects to the incentive plan in which the executive officers participated when the Company was a subsidiary of Apogent. The most significant difference between the plans is the use in the Incentive Plan of net income, in fiscal 2001, and now, as amended, basic earnings per share in those places in the Apogent plan that used operating income as a performance measure. Information with respect to awards made during fiscal years 1999 and 2000 under the Apogent plan to the named executive officers of the Company is contained in the Summary Compensation Table under "Executive Compensation" above. Because of the differences between the plans, the 1999 and 2000 awards shown in the table are not necessarily indicative of the awards that might have resulted under the Company's Incentive Plan. However, since the target bonus amounts of the named executive officers of the Company are higher than they were for Apogent (due to the increased base salary and salary grades resulting from increased responsibilities of the named executive officers at the Company as compared to their responsibilities at Apogent), the named executive officers are likely to receive larger bonuses at the Company than they had at Apogent.

     An award under the Incentive Plan is calculated by multiplying the participant's target bonus amount by the applicable success factor. A participant's target bonus amount is a percentage of the participant's base salary. The percentage is determined by the participant's salary grade. In no event may the actual award for any plan participant exceed $2.0 million.

     The terms of the Incentive Plan permit the Compensation Committee to amend the provisions of the Incentive Plan to further restrict the conditions pursuant to which awards under the Incentive Plan may be made.

     Following is an explanation of the calculation of both the target bonus amount and the applicable success factor, along with an example of how an award under the Incentive Plan, as amended for fiscal 2002, is calculated.

     (a) Target Bonus Amount Calculation. The target bonus amount for a participant in the Incentive Plan is a percentage of the participant's annual base salary as of the end of the fiscal year for which the incentive award is payable, which percentage is based upon salary grade. For U.S. participants, the target bonus amounts range from 16% of base salary for a participant at executive salary grade 3 to 55% of base salary for a participant at executive salary grade 21. For example, an executive officer with salary grade 13 and a salary of $200,000 would have a target bonus amount of 39% of the executive's base salary, or $78,000.

     (b) Success Factor Calculation. The success factor is calculated by totaling the percentages by which the actual performance with respect to certain financial measurement components exceed the goals set forth for such components. If certain threshold results are not achieved, then the success factor will be 0% and no incentive award will be paid. One of the components is subject to a cap regardless of the level of performance.

          (1) The financial measurement components of the success factor are actual basic earnings per share compared to budget (the "Budgeted Basic Earnings Per Share Component") and growth in basic earnings per share over the prior year (the "Year-Over-Year Growth Component"). The performance threshold for the Budgeted Basic Earnings Per Share Component is the achievement of at least 90% of the budgeted amount, at which point this component equals 90%. Performance over 90% and up to and including 100% of the budgeted amount results in a corresponding increase in this component. No credit is given for performance over 100% of the budgeted amount for this component. This limitation means that the portion of the success factor attributable to this component cannot exceed 100%.

          (2) The performance threshold for the Year-Over-Year Growth Component is 6% growth in basic earnings per share over the prior year. No credit for this component is given until 6% growth is achieved, at which level the amount of this component is 80%. At 8% growth, this component equals 100%. For each percentage point of growth beyond 8% there is an increase in this component of 12.5 percentage points. For example, if growth in basic earnings per share over the prior year is 12%, this component would be 150%.

     Earnings growth through acquisitions is encouraged by the Incentive Plan because earnings from acquisitions are included in calculating basic earnings per share.

     (c) Calculation of Incentive Award -- Example. As stated above, an incentive award is calculated by multiplying a participant's target bonus amount by the applicable success factor. As an example, assume: (i) an executive officer with a salary of $200,000, at salary grade 13 (which corresponds to a target bonus amount of 39% of base salary); (ii) the Company achieves basic earnings per share of 105% of the amount budgeted; and (iii) the Company achieves basic earnings per share growth of 10% over the prior year's basic earnings per share.

     This participant's target bonus amount would be $78,000 (i.e., 39% of $200,000). The applicable success factor would be calculated as follows:

Budgeted Basic Earnings Per Share Component (105% of budget,
  capped at 100%)...........................................    100%
Year-Over-Year Growth Component (10% growth results in a
  125% credit for this component)...........................    125%
                                                                ----
Success factor (aggregate of the components)................    225%
                                                                ====

     The incentive award would be equal to $175,500, which is $78,000 (the target bonus amount) multiplied by 225% (the success factor).

     Miscellaneous. Awards under the Incentive Plan are paid in cash as soon as practicable after the financial results for the relevant fiscal year have been determined. Participants whose employment with the Company and all of its subsidiaries is terminated, either by the participant or the Company or one of its subsidiaries, other than for retirement, disability or death, at any time before the incentive award payments are made with respect to a fiscal year will not be entitled to receive any award under the Incentive Plan for that fiscal year (even when their employment terminates after the end of the fiscal year) unless specifically approved by the Committee or, in the case of the executive officers, their employment agreements provide otherwise. Participants who retire, become disabled or die (or their beneficiaries or legal representatives, if applicable) during a fiscal year will receive a prorated incentive award that is calculated by multiplying the participant's incentive award by a percent equal to the percent of the fiscal year for which the participant was actively employed.

     The Incentive Plan is administered by the Compensation Committee, no member of which is eligible for an award thereunder. The Committee has the authority to interpret the provisions of the Incentive Plan, identify eligible key employees to participate therein, and establish rules and regulations and make all determinations necessary or advisable for the administration of the Plan. In the event of special circumstances of unusual or significant nature outside the course of normal business operations, the Committee may also adjust previously approved financial objectives of the Company or its subsidiaries, or the amount of an award earned under the Incentive Plan, if the Committee believes the integrity, purpose and fairness of the Incentive Plan would be better served. However, any such adjustment made after the beginning of the period in which awards are earned will not permit the actual awards earned, either by any participant or in the aggregate, to be greater than they would have been had the financial objectives approved prior to such period been operative. The Committee may at any time amend, suspend or terminate the Incentive Plan.

     Federal Income Tax Consequences of Incentive Plan Awards. A participant will realize income at the time an award is paid to the participant under the Incentive Plan. The Company will be entitled to a deduction for the amount of the award at the same time provided that, with respect to the deduction to be taken for any award paid to an executive officer who is subject to Section 162(m) of the Internal Revenue Code which exceeds, when combined with other compensation paid to that officer, $1 million, the Incentive Plan continues to qualify for such deduction under Section 162(m).

            PROPOSAL TO APPROVE THE SYBRON DENTAL SPECIALTIES, INC.
                         2000 LONG-TERM INCENTIVE PLAN

     The Company's employees, prior to the Spin-Off, participated in the Apogent long-term incentive plan. As discussed earlier in this Proxy Statement, at the time of the Spin-Off, the employees of the Company were given the opportunity to exchange their Apogent stock options for Company stock options. To effect this exchange, and provide for stock incentives following the Spin-Off, the Company's Board of Directors, in connection with the Spin-Off, adopted the Sybron Dental Specialties, Inc. 2000 Long-Term Incentive Plan (the "Stock Plan"). The Stock Plan gives the Company the means to provide stock options to its employees to link the personal interests of those employees with those of the Company's stockholders, and to provide those employees with an incentive for outstanding performance. The Stock Plan was approved by Apogent, as the sole stockholder of the Company, prior to the Spin-Off. For awards under the Stock Plan to continue to qualify under sec.162(m) of the Internal Revenue Code as "performance-based compensation", and for any future grants of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code to so qualify, stockholder approval of the Stock Plan at the Annual Meeting is required. The Board of Directors has directed Company management to seek stockholder approval of the following resolution:

     RESOLVED, that the 2000 Long-Term Incentive Plan, in the form presented, is hereby approved and adopted in its entirety.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2000 LONG-TERM INCENTIVE PLAN. The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting is required for approval. A copy of the full text of the Stock Plan is attached as Exhibit B to this Proxy Statement. The principal features of the Plan are summarized below. Such summary is qualified in its entirety by reference to the terms of the Plan as set forth in Exhibit B.

PRINCIPAL TERMS OF THE 2000 LONG-TERM INCENTIVE PLAN

     General. Under the Stock Plan, incentive stock options and nonqualified stock options (as such terms are defined below) may be granted to any full-time, non-union employee of the Company or any of its subsidiaries, including any employee who is a member of the Board of Directors, but excluding any director who is not an employee of the Company or any of its subsidiaries. There are currently approximately 160 employees participating in the Stock Plan. The number of awards made pursuant to the Stock Plan is subject to the discretion of the Compensation Committee of the Board.

     The total number of shares of the Company's common stock authorized for issuance under the Stock Plan is 5,450,000. However, as indicated above, in connection with the Spin-Off, the Company's officers and employees were allowed to exchange their Apogent stock options for stock options of the Company issued under the Stock Plan. See "Executive Compensation-Stock Options-Exchange of Stock Options in the Spin-Off." Options for a total of 2,329,593 shares of Company common stock were issued under the Stock Plan in such exchange. As a result of this exchange and additional stock options granted by the Company since the Spin-Off, as of December 14, 2001, of the 5,450,000 shares authorized for issuance pursuant to the Stock Plan, 145,510 shares have been issued, 5,040,765 share are subject to outstanding stock options, and only 263,725 shares were available for additional grants.

     Shares available for an award under the Stock Plan may be either authorized but unissued or reacquired shares. If any award is canceled, terminates, expires or lapses for any reason, any shares subject to such award shall again be available under the Plan, subject to such rules and regulations as may be promulgated by the Compensation Committee of the Board of Directors (the "Committee").

     In the event of a stock dividend, stock split, recapitalization or other similar change affecting the Company's common stock, the aggregate number and kind of shares for which awards may thereafter be granted under the Stock Plan and the number, kind and exercise price of shares subject to outstanding awards shall be appropriately adjusted.

     The Stock Plan became effective on the date of the Spin-Off and will remain in effect, subject to the right of the Board of Directors to terminate it, until all shares subject to the Stock Plan have been purchased or acquired. In no event, however, may a grant be made under the Stock Plan on or after the tenth anniversary of the Spin-Off.

     The Stock Plan is administered by the Committee, the members of which are intended to qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Committee has authority to determine the size, the recipients and the terms and conditions of awards under the Stock Plan, and to establish rules and regulations for the Stock Plan's administration. With the approval of the Board, the Committee may, at any time, terminate, amend or modify the Stock Plan; provided that such amendment, modification or termination will require the approval of the stockholders of the Company if, among other things, such approval is required by any national securities exchange or system on which the Company's shares are then listed or reported or by a regulatory body having jurisdiction.

     Stock Options. Stock options may be granted to employees at any time as determined by the Committee. The Committee has discretion in determining the number of shares subject to any options granted; provided, however, that the number of options that may be awarded to any employee during any fiscal year is limited to 1,000,000. Options granted under the Stock Plan may be either "incentive stock options" under Section 422 of the Internal Revenue Code, or options that are not intended to qualify as incentive stock options ("nonqualified stock options").

     The exercise price of an option granted under the Stock Plan is determined by the Committee; but the exercise price may not be less than 100% of the fair market value (as defined in the Plan) of the underlying common stock on the date of grant. On December 21, 2001, the closing price of the Company common stock on the New York Stock Exchange was $20.05. Options granted under the Stock Plan may be exercisable at such times and subject to such restrictions and conditions as the Committee in each instance approves, but no option granted under the Stock Plan may be exercisable later than the tenth anniversary date of its grant. Options may be exercised by the delivery of written notice of exercise to the Company, setting forth the number of shares with respect to which the option is to be exercised, accompanied by payment in full of the exercise price. The exercise price may be paid either (i) in cash, (ii) with the Committee's consent, by tendering previously acquired shares held for at least six months and having a fair market value at the time of exercise equal to the full exercise price, or (iii) in any combination of the foregoing. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board's Regulation T, or by any other means the Committee determines to be consistent with the Stock Plan's purpose. Special provisions are contained in the Stock Plan covering termination of employment, death or disability of any employee who has outstanding an option granted under the Stock Plan, as well as the occurrence of a change in control of the Company. All options are exercisable only by the optionee during the lifetime of the optionee and options may not be sold, transferred or assigned, other than by will or by the laws of descent and distribution. However, the Committee has the discretion to waive the transferability restriction.

     Notwithstanding any other provision of the Plan, the Stock Plan provided that options issued in exchange for Apogent options in connection with the Spin-Off could be issued in accordance with the terms of the Spin-Off.

     Federal Income Tax Consequences of Stock Options. An employee realizes no taxable income at the time an option is granted under the Stock Plan. With regard to incentive stock options, no income is recognized by an employee upon transfer to him of shares pursuant to his exercise of an incentive stock option. If the employee makes no disposition of the shares received on exercise of an incentive stock option before he has held such shares for at least one year and at least two years have passed since he was granted the option, the employee will realize capital gain or loss (long- or short-term depending on the holding period of the shares) when he disposes of his shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the employee disposes of shares acquired by exercise of an incentive stock option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of (a) the fair market value of the shares on the date the option was exercised, or (b) the amount realized upon such disposition, exceeds the exercise price. For purposes of the alternative minimum tax, an amount equal to the difference between the fair market value of the shares and the exercise price is an adjustment that is included in the calculation of the employee's alternative minimum taxable income for the year in which the employee exercises the incentive stock option.

     With regard to nonqualified stock options, ordinary income generally is realized by the employee at the time of his exercise of an option. The amount of income is generally equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Tax withholding is required on such income. When an employee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-or short-term capital loss, depending upon the holding period of the shares. If an employee pays the exercise price of an option by tendering other shares then owned by the employee, the difference between the fair market value and adjusted basis of the tendered shares will not produce a taxable gain or loss to the employee; however, the employee's tax basis for an equal number of acquired shares will be the same as the employee's tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the sum of the amount paid in cash, if any, plus any amount that the employee is required to recognize as income as a result of the exercise of the option.

     No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of any incentive stock option. At the time of a disqualifying disposition of an incentive stock option by an employee, the Company will be entitled to a deduction for the amount taxable to the employee as ordinary income. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the employee is considered to have realized ordinary income in connection with the exercise of a nonqualified stock option, assuming compliance with the requirements of Section 162 of the Code.

     The foregoing discussion is based upon presently applicable provisions of the federal income tax laws, and thus is subject to change if and when such laws change.

PLAN BENEFITS

     The following table sets forth certain information with respect to cash awards earned during fiscal 2001 by the designated persons pursuant to the Incentive Plan and stock options granted during fiscal 2001 under the Stock Plan, excluding options in the Company common stock issued in exchange for options held prior to the Spin-Off in Apogent common stock:

                                                                                NUMBER OF SECURITIES
                                                                DOLLAR VALUE     UNDERLYING OPTIONS
                     NAME AND POSITION                          OF AWARDS($)         GRANTED(#)
                     -----------------                          ------------    --------------------
Floyd W. Pickrell...........................................       738,688             496,278
  President and Chief Executive Officer
Stephen J. Tomassi..........................................       244,603             223,325
  Vice-President -- General Counsel and Secretary
Gregory D. Waller...........................................       244,603             223,325
  Vice President -- Finance, Chief Financial Officer and
     Treasurer
Daniel E. Even..............................................       244,603             223,325
  President, Ormco Corporation
Steven J. Semmelmayer.......................................       244,603             223,325
  President, Kerr Corporation
All Current Executive Officers as a Group (9 persons).......     2,230,000           2,000,000
All Current Directors Who Are Not Executive Officers (6
  persons)..................................................             0                   0
All Employees, Including All Current Officers Who Are Not
  Executive Officers........................................             0             915,156

     The number of awards to be made pursuant to the Stock Plan is subject to the discretion of the Committee and therefore cannot be determined with certainty at this time. However, the Company anticipates that the Committee will establish and continue an annual stock option grant program consistent with the Apogent annual grant program that certain of the Company's employees participated in prior to the Spin-Off. If so, awards covering approximately 220,000 shares would be made to non-executive officer employees during fiscal 2002. As stated in the "Compensation Committee Report on Executive Compensation" in this Proxy Statement, the Committee has indicated that it does not intend to grant awards to the Company's executive officers until the grants previously received have fully vested.

OTHER EQUITY COMPENSATION PLANS

     The Company has two other compensation plans under which equity securities of the Company are authorized for issuance.

     Under the 2000 Outside Directors' Stock Option Plan (the "Directors' Plan"), which was adopted by the Board of Directors of the Company and approved by its sole stockholder prior to the Spin-Off, 300,000 shares of Company common stock are authorized for issuance pursuant to the exercise of nonqualified stock options granted under the Directors' Plan. See "Election of Directors -- Directors' Compensation." As of September 30, 2001, of the 300,000 shares authorized for issuance pursuant to the Directors' Plan, no shares have been issued, 60,000 shares are subject to outstanding options and 240,000 shares were available for additional automatic annual grants, the next of which will occur upon the meeting of the Board of Directors following the 2002 Annual Meeting.

     On September 25, 2001, the Board of Directors adopted the Sybron Dental Specialties, Inc. 2001 Long-Term Incentive Plan (the "2001 Stock Plan"). The 2001 Stock Plan permits the granting of nonqualified stock options to any full-time, non-union employee of the Company or any of its subsidiaries, excluding officers or directors of the Company, selected by the Compensation Committee, which administers the 2001 Stock Plan. Subject to the provisions of the Plan, the Committee has the discretion to determine the number of shares subject to options granted and the terms and conditions of the options. The exercise price of an option granted under the 2001 Stock Plan is determined by the Committee, but may not be less than 100% of the fair market value of the underlying Company common stock on the date of grant. Since the 2001 Stock Plan permits the grant of only nonqualified stock options, and since directors and officers are not eligible to participate, stockholder approval of the 2001 Stock Plan is not required. As of September 30, 2001, of the 1,000,000 shares authorized for issuance under the 2001 Stock Plan, no shares have been issued, 82,461 shares are subject to outstanding stock options and 917,539 shares are available for additional grants.

     As noted previously in this Proxy Statement, the Compensation Committee presently intends to establish and continue an annual stock option grant program for non-executive officers, similar to the Apogent annual grant program that certain of the Company's employees participated in prior to the Spin-Off. The options granted as a part of the annual grant program will be granted under the 2001 Stock Plan.

     Further information concerning the Company's stock-based compensation, including the number and weighted average exercise price of stock options outstanding at September 30, 2001, is contained in Note 13 of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, copies of which have been provided to stockholders with this Proxy Statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SPIN-OFF TRANSACTIONS

     In order to effect the Spin-Off, Apogent and the Company entered into a number of interrelated agreements which define the ongoing relationship between the parties after the Spin-Off. Because these agreements were negotiated while the Company was a wholly owned subsidiary of Apogent, they are not the result of negotiations between independent parties. Those agreements for which there are on-going obligations by Apogent and the Company are described below:

     Contribution Agreement. Pursuant to the Contribution Agreement, Plan and Agreement of Reorganization and Distribution, immediately prior to the Spin-Off, all of the capital stock of Sybron Dental Management, Inc. ("SDM"), which owned, directly or indirectly, the stock or other equity interests in the subsidiaries which held substantially all of the assets and liabilities of Apogent Technology's dental business, was transferred by Apogent to the Company along with certain other assets relating to Apogent Technology's dental business. Under this agreement, on the date of the Spin-Off, SDM settled all intercompany loans and advances made to Apogent by way of a non-cash dividend of $78.2 million and SDM paid Apogent a cash dividend of $67.9 million representing the difference between $375 million and the actual allocation of Apogent's bank debt to SDM as of the date of the Spin-Off.

     Assignment and Assumption Agreement. Pursuant to the General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities, in general the Company and its U.S. subsidiaries will indemnify Apogent and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of the dental business, including discontinued operations within the dental business. Similarly, Apogent and its U.S. subsidiaries will indemnify the Company and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of its laboratory business, including discontinued operations within the laboratory business, and other items not transferred to the Company. In circumstances in which any liability of Apogent and the Company is joint, the parties will share responsibility for such liability on a mutually agreed upon basis consistent with the allocation of the business segments.

     Insurance Matters Agreement. The Insurance Matters Agreement governs the rights and obligations of Apogent and the Company with respect to various pre-existing contracts insuring Apogent and covering risks associated with, or arising out of, Apogent Technology's dental business. The types of policies covered by the Insurance Agreement include, without limitation, automobile liability, comprehensive and general liability. The Insurance Matters Agreement also establishes certain procedures for dealing with pending litigation, new litigation and the resolution of disputes between the parties concerning that agreement.

     Tax Indemnification Agreement. The Tax Sharing and Indemnification Agreement will govern the allocation of certain tax responsibilities between Apogent and its subsidiaries on the one hand and the Company and its subsidiaries on the other hand after the Spin-Off. The Tax Indemnification Agreement defines each company's rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the business operations for tax years (or portions thereof) ending on or prior to the Spin-Off and with respect to certain tax attributes of the companies after the Spin-Off. The Tax Indemnification Agreement also specifies the parties' respective obligations in connection with any audit or investigation concerning any federal, state or other taxes or in the event the Spin-Off is subsequently determined not to qualify as tax-free for U.S. federal income tax purposes.

     Confidentiality and Nondisclosure Agreement. The Company and Apogent entered into a Confidentiality and Nondisclosure Agreement whereby, subject to certain exceptions, each party will agree to treat as confidential and not disclose certain proprietary and other confidential information belonging to the other.

LOAN TO MR. TOMASSI

     On September 1, 2000, one of SDS's subsidiaries provided Mr. Tomassi with a three-year, unsecured interest-free loan in the amount of $400,000 for the purpose of making a down payment on a house to be purchased in connection with Mr. Tomassi's transfer to California. The subsidiary has also agreed to gross up Mr. Tomassi's income in an amount equal to any tax obligations incurred by Mr. Tomassi on the basis of income imputed to him due to the interest-free nature of the loan. See "Executive Compensation -- Summary Compensation Table." The note is payable in three annual installments of $100,000, $100,000 and $200,000, respectively, on September 1, 2001, 2002 and 2003. The first installment payment has been made. Interest accrues on any past due amounts at the rate of 10% per annum until paid.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers, and any persons who beneficially own more than 10% of the Company's common stock are required to report their initial ownership of Company common stock and subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during the most recent fiscal year. No such reports were required in fiscal 2000 because the Spin-Off occurred after the end of the fiscal year. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Acting on the recommendation of the Audit Committee, the Board of Directors has selected the public accounting firm of KPMG LLP as the Company's independent auditors for the current fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG LLP, if desired.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for the 2003 Annual Meeting of Stockholders of the Company must be received no later than August 30, 2002 at the Company's principal executive offices, 1717 West Collins Avenue, Orange, California 92867, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the Securities and Exchange Commission's proxy rules. Under the Company's Bylaws, written notice of stockholder proposals for the 2003 Annual Meeting of Stockholders of the Company which are not intended to be considered for inclusion in next year's annual meeting proxy material (stockholder proposals submitted outside the processes of Rule 14a-8) must be received no later than December 10, 2002 and no earlier than November 10, 2002 at such offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company's Bylaws.

     The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

                                          STEPHEN J. TOMASSI
                                          Secretary
December 28, 2001

     A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 HAS BEEN PROVIDED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST OF SUCH STOCKHOLDER, AN ADDITIONAL COPY OF SUCH ANNUAL REPORT. SUCH REQUESTS SHOULD BE ADDRESSED TO DIANE THOMAS, SYBRON DENTAL SPECIALTIES, INC., 1717 WEST COLLINS AVENUE, ORANGE, CALIFORNIA 92867.

                                                                       EXHIBIT A

                        SYBRON DENTAL SPECIALTIES, INC.
                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

                                POLICY STATEMENT

1.  OBJECTIVES

     The Sybron Dental Specialties, Inc. Senior Executive Incentive Compensation Plan (the "Incentive Plan") is designed to:

     - Focus the efforts of the organization on improving shareholder value.

     - Effectively motivate and reward key employees according to their contributions to organizational success.

     - Serve as a management tool in directing the energies of key employees towards the achievement of agreed upon operating goals for Sybron Dental Specialties, Inc. (the "Corporation") and its subsidiaries.

     - Equate personal financial success with organizational financial success.

     - Assist in retaining and attracting qualified, managerial employees by providing a total compensation opportunity competitive with the marketplace.

2.  ADMINISTRATION

     The Incentive Plan shall be administered by the Compensation Committee of the board of directors (the "Committee"). No member of the Committee shall be eligible for awards under the Incentive Plan.

     The Committee shall interpret the Incentive Plan, establish rules and regulations for the administration thereof, and make all determinations deemed necessary or advisable for the administration of the Incentive Plan. The Committee shall be assisted by the Corporation's Human Resources Department staff in fulfilling its administrative responsibilities.

3.  ELIGIBILITY

     Key executives whom the Committee has identified as having the ability to directly influence the financial results of the Corporation or its subsidiaries shall constitute the employees eligible for participation in the Incentive Plan.

     An individual's eligibility to participate in the Incentive Plan shall be determined annually by the Committee. Participation in the Incentive Plan during a fiscal year shall not imply the right of participation in any following year.

4.  DETERMINATION OF INCENTIVE AWARDS

     A participant's Incentive Award will be determined by multiplying the participant's total Target Bonus Amount by a Success Factor.

5.  TARGET BONUS AMOUNT

     A participant's Target Bonus Amount shall be a percentage of the participant's actual annual base salary as of the end of each fiscal year for which an Incentive Award is payable. The percentage shall be determined from the salary grade to which the participant is assigned as of the end of the fiscal year, all as set forth in the Administrative Guidelines for the Incentive Plan, which are included by reference herein.

6.  SUCCESS FACTOR

     The Success Factor is the aggregate of two different components of financial performance; namely, basic earnings per share compared with budget and growth in basic earnings per share over prior year. The budgeted basic earnings per share component cannot exceed 100%.

Composition of the Success Factor is as follows:
  Basic earnings per share vs. budget (capped at 100%)......     =       a
  Growth in basic earnings per share performance............     =       b
                                                               ---   -----
  Success Factor............................................     =   a + b

     Section 3 of the Administrative Guidelines defines the components of the Success Factor in detail and a rather complete example of how an individual's Incentive Award is computed can be found in Section 6 of the Administrative Guidelines.

     Notwithstanding any other provision of this Incentive Plan, in no event shall the Incentive Award for a fiscal year for any participant exceed $2,000,000 (the "Maximum Dollar Amount").

7.  CHANGE IN EMPLOYMENT STATUS

     Participants who terminate employment (except for termination due to retirement, disability or death) with the Corporation or a subsidiary of the Corporation, or whose employment is terminated by the Corporation or one of its subsidiaries, at any time during a fiscal year, or before award payments for a fiscal year are made, shall not be entitled to receive any award under the Incentive Plan for that fiscal year, unless an award is specifically approved by the Committee or the participant has an employment agreement with the Corporation that provides otherwise.

     Participants (or their beneficiaries or legal representatives) who retire, become disabled or die during a fiscal year shall receive a prorated Incentive Award that is calculated by multiplying the participant's calculated Incentive Award by a percent equal to the percent of the fiscal year for which the participant was actively employed.

8.  METHOD OF PAYMENT

     Awards under the Incentive Plan shall be paid in cash as soon as practicable after financial results for the fiscal year have been determined and verified.

9.  COMMITTEE DISCRETION

     In the event of special circumstances of an unusual or significant nature outside the course of normal business operations, the Committee may adjust previously approved financial objectives of the Corporation or any of its subsidiaries or the amount of the Incentive Awards earned, when it believes the integrity, purpose and fairness of the Incentive Plan will be better served. Any such adjustment made after the beginning of the period in which the awards are earned shall not, however, permit Incentive Awards, either to any person or in the aggregate, to be greater than they otherwise would have been under the financial objectives approved prior to the beginning of such period.

10.  AMENDMENT, SUSPENSION OR TERMINATION OF THE INCENTIVE PLAN

     The Committee may, at any time, amend, suspend or terminate the Incentive Plan.

                           ADMINISTRATIVE GUIDELINES

     These Administrative Guidelines ("Guidelines") have been approved by the Compensation Committee (the "Committee") of the board of directors, and shall remain in effect until changed by the Committee. These Guidelines, combined with the Sybron Dental Specialties, Inc. Senior Executive Compensation

Incentive Plan Policy Statement shall govern the amounts and terms of Incentive Awards payable to eligible participants under the Incentive Plan.

1.  INCENTIVE AWARDS

     A participant's Incentive Award will be determined by multiplying the participant's total Target Bonus Amount by a Success Factor, provided that no Incentive Award for any fiscal year for any participant shall exceed the Maximum Dollar Amount.

2.  TARGET BONUS AMOUNTS

     A participant's Target Bonus Amount shall be determined using a participant's salary grade. Current salary grades and Target Bonus Amount percentages for U.S. and non-U.S. participants are included in Section 5 below. The Target Bonus Amount for all participants shall be the pre-determined percentage for the participant's salary grade applied against the base salary of the participant as of the end of each fiscal year.

3.  SUCCESS FACTOR

     The Success Factor is calculated by totaling the percentages determined from a comparison of actual performance with respect to certain financial measurement components to the goals set for such components. The financial measurement components of the success factor are as follows:

          (i) Actual basic earnings per share compared with budget.*

             This component will be zero until 90% of budgeted basic earnings per share is achieved. Maximum award will be equal to 100% when budgeted basic earnings per share is achieved. Performance between 90% and 100% of budgeted basic earnings per share would result in a proportional award being earned.

          BASIC EARNINGS PER SHARE

        Budget Amount Percent
          Achievement................   90    91    92    93    94    95    96    97    98    99   100

          (ii) Actual rate of growth in basic earnings per share over prior year.*

             This component will be zero until 6% growth in basic earnings per share over prior year is achieved. At a growth level of 6%, this component will be equal to 80%.

             At 8% growth, this component will be equal to 100%. For each percentage point of growth beyond 8% there is an increase in this component of 12.5 percentage points. Thus, at 10% growth, this component will equal 125%, at 12% growth this component will equal 150%, at 14% growth this component will equal 175%, continuing on a linear basis, in an unlimited fashion.

          BASIC EARNINGS PER SHARE GROWTH

        Percent Growth Achieved...    6     8    10    12    14    16    18    20    22    24
        Percent Achievement.......   80   100   125   150   175   200   225   250   275   300

---------------

        * Earnings from acquired businesses will also be included.

4.  DEFINITION OF BASIC EARNINGS PER SHARE

     For purposes of this Incentive Plan, basic earnings per share is net income as adjusted, which means net income as reported on the Corporation's financial statements, but prior to any restructuring charges, divided by the average number of basic shares outstanding during the fiscal year.

5.  SALARY GRADES/TARGET BONUS AMOUNT PERCENTAGES

                                 SALARY GRADES/
                        TARGET BONUS AMOUNT PERCENTAGES

                  U.S.                                   NON-U.S.
-----------------------------------------   ----------------------------------
                         TARGET BONUS                         TARGET BONUS
SALARY GRADE               AMOUNT %         SALARY GRADE        AMOUNT %
------------          -------------------   ------------   -------------------
3                            16%                  3               11%
4                            18%                  4               13%
5                            20%                  5               15%
6                            22%                  6               17%
7                            24%                  7               19%
8                            26%                  8               21%
9                            28%                  9               23%
10                           30%                 10               25%
11                           33%
12                           36%
13                           39%
14                           42%
15                           45%
16                           48%
17                           50%
18                           52%
19                           53%
20                           54%
21                           55%

6.  FORMULA FOR CALCULATION OF INCENTIVE AWARD

     Target Bonus Amount

        Base Salary at 9/30 X Salary Grade Target     = Target Bonus Amount
                          Bonus Amount Percent

     Success Factor Components

         Basic earnings per share percent of budget achieved (capped at 100%)

     +   Basic earnings per share growth percent achieved

     =   Success Factor

     Incentive Award

        Target Bonus Award x Success Factor = Incentive Award

EXAMPLE

     Assumptions:

        1. U.S. executive -- Grade 12
        2. Base Salary -- $150,000
        3. Budgeted basic earnings per share -- $1.24
        4. Actual basic earnings per share -- $1.24
        5. Prior year's basic earnings per share -- $1.17
        6. Growth in basic earnings per share -- 6%

     Determination of Success Factor

          (i) Budgeted Basic Earnings Per Share Achieved

            Actual..........   1.24 = 100%
                               ----
            Budget..........   1.24

              Performance equals 100%, therefore, component is equal to the maximum of 100%

          (ii) Basic Earnings Per Share Growth

           Actual growth = 6%
           Component therefore equals 80%

            Budgeted Basic Earnings Per Share Percent Achieved..........  = 100%
            + Basic Earnings Per Share Growth Percent Achieved..........  =  80%
                                                                         -------
            Success Factor..............................................    180%

     Target Bonus Amount

        Grade 12 Target Bonus Award % = 36%
        0.36 X $150,000 = $54,000

     Incentive Award

        Success Factor X Target Bonus Amount = Incentive Award (not to exceed
                                               Maximum Dollar Amount.)
        180% X $54,000 = $97,200

                                                                       EXHIBIT B

                        SYBRON DENTAL SPECIALTIES, INC.
                         2000 LONG-TERM INCENTIVE PLAN

                        SYBRON DENTAL SPECIALTIES, INC.
                         2000 LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE 1     ESTABLISHMENT, PURPOSE AND DURATION.........................    B-1
              1.1   Establishment of the Plan and Effective Date..........    B-1
              1.2   Purpose of the Plan...................................    B-1
              1.3   Duration of the Plan..................................    B-1

ARTICLE 2     DEFINITIONS.................................................    B-1

ARTICLE 3     ADMINISTRATION..............................................    B-3
              3.1   The Committee.........................................    B-3
              3.2   Authority of the Committee............................    B-3
              3.3   Decisions Binding.....................................    B-3

ARTICLE 4     SHARES SUBJECT TO THE PLAN..................................    B-4
              4.1   Number of Shares......................................    B-4
              4.2   Lapsed Awards.........................................    B-4
              4.3   Adjustments in Authorized Shares......................    B-4

ARTICLE 5     ELIGIBILITY AND PARTICIPATION...............................    B-4
              5.1   Eligibility...........................................    B-4
              5.2   Actual Participation..................................    B-4

ARTICLE 6     STOCK OPTIONS...............................................    B-4
              6.1   Grant of Options......................................    B-4
              6.2   Award Agreement.......................................    B-4
              6.3   Option Price..........................................    B-4
              6.4   Duration of Options...................................    B-4
              6.5   Exercise of Options...................................    B-5
              6.6   Payment...............................................    B-5
              6.7   Restrictions on Share Transferability.................    B-5
              6.8   Termination of Employment.............................    B-5
              6.9   Termination for Cause.................................    B-5
              6.10 Nontransferability of Options..........................    B-5
              6.11 Options Issued in Exchange.............................    B-5

ARTICLE 7     CHANGE IN CONTROL...........................................    B-6

ARTICLE 8     AMENDMENT, MODIFICATION, AND TERMINATION....................    B-6
              8.1   Amendment, Modification and Termination...............    B-6
              8.2   Awards Previously Granted.............................    B-6

ARTICLE 9     WITHHOLDING.................................................    B-6
              9.1   Tax Withholding.......................................    B-6
              9.2   Share Withholding.....................................    B-6

                                                                             PAGE
                                                                             ----
ARTICLE 10    BENEFICIARY DESIGNATION.....................................    B-6

ARTICLE 11    MISCELLANEOUS...............................................    B-7
              11.1   Employment...........................................    B-7
              11.2   Participation........................................    B-7
              11.3   Indemnification......................................    B-7
              11.4   Successors...........................................    B-7
              11.5   Gender and Number....................................    B-7
              11.6   Severability.........................................    B-7
              11.7   Requirements of Law..................................    B-7
              11.8   Securities Law Compliance............................    B-7
              11.9   Governing Law........................................    B-7

                        SYBRON DENTAL SPECIALTIES, INC.
                         2000 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1

                      ESTABLISHMENT, PURPOSE AND DURATION

     1.1 Establishment of the Plan and Effective Date. Sybron Dental Specialties, Inc., a Delaware corporation (the "Company"), hereby establishes a long-term incentive plan to be known as the "Sybron Dental Specialties, Inc. 2000 Long-Term Incentive Plan" (the "Plan"). The Plan permits the granting of Incentive Stock Options and Nonqualified Stock Options to Employees of the Company.

     The Plan shall be effective as of December 11, 2000 (the "Effective Date").

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

     1.3 Duration of the Plan. The Plan commenced on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 8 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.

                                   ARTICLE 2

                                  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

          (b) "Award Agreement" means an agreement entered into by the Company and each Participant, as described in Section 6.2 herein.

          (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          (d) "Board" or "Board of Directors" means the Board of Directors of the Company.

          (e) "Cause" means fraud, dishonesty, competition with the Company, unauthorized use of the Company's trade secrets or confidential information, or continued gross neglect by the Employee of the duties assigned to him or her by the Board or the Company (if such neglect continues for thirty (30) days after notice by the Board or the Company to the Employee specifying the duties being neglected by Employee).

          (f) "Change in Control" of the Company shall be deemed to have occurred if:

             (i) any Person (but excluding the Company or any of its affiliates, a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its affiliates, an underwriter temporarily holding securities pursuant to an offering of securities or any company owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of the Company) is or becomes the Beneficial Owner, directly or indirectly (other than where such acquisition occurs in connection with a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding securities acquired directly from the Company or any of its affiliates;

             (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, provided that a director whose initial assumption of office is in connection with an actual or threatened election contest would not be deemed an approved director for purposes of determining whether approved directors have ceased to constitute a majority of the Board;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof, or other than a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (subject to the same exclusions as set forth in subsection (i) above) is or becomes the Beneficial Owner, directly or indirectly, of securities in the Company (excluding securities acquired by such person directly from the Company or any of its affiliates), representing 25% or more of the combined voting power of the Company's then outstanding securities; or

             (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (g) "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

          (i) "Company" means Sybron Dental Specialties, Inc., a Delaware corporation, and, with respect to Participants or Employees, any and all Subsidiaries, or any successor thereto as provided in Section 11.4 herein.

          (j) "Director" means any individual who is a member of the Board of Directors of the Company.

          (k) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

          (l) "Employee" means any full-time, nonunion employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

          (o) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

          (p) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

          (q) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          (r) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

          (s) "Participant" means an Employee of the Company who has outstanding an Option granted under the Plan.

          (t) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          (u) "Retirement" shall have the meaning ascribed to such term in the tax-qualified retirement plan of the Company.

          (v) "Shares" means the shares of common stock of the Company.

          (w) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50 percent of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50 percent of the combined equity thereof.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     It is intended that the Committee members shall, at all times, qualify as "non-employee directors" pursuant to Rule 16b-3 under the Exchange Act and as "outside directors" pursuant to the requirements of Section 162(m) of the Code. However, the failure to so qualify shall not affect the validity of any Awards made or other actions taken by the Committee in accordance with the provisions of the Plan. If for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and Section 162(m).

     3.2 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size of grants of Awards; to determine the terms and conditions of such Award grants in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders and resolutions of the Board of Directors, shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

                                   ARTICLE 4

                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for issuance under the Plan is 5,450,000. These Shares may be either authorized but unissued or reacquired Shares. The maximum number of Shares which may be covered by Awards issued to any Employee may not exceed 1,000,000 Shares during any fiscal year.

     4.2 Lapsed Awards. If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason, then, subject to such rules and regulations as may be promulgated by the Committee with respect thereto, any Shares subject to such Award may again be available for the grant of any Award under the Plan.

     4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award granted shall always be a whole number.

                                   ARTICLE 5

                         ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in the Plan include all Employees of the Company, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted, and shall determine the nature and amount of each Award grant.

                                   ARTICLE 6

                                 STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under the Code provisions of
Section 422.

     6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) with the Committee's consent, by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) with the Committee's consent, by a combination of (a) and (b).

     The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment. If the employment of a Participant shall terminate for any reason other than Cause, all Options held by the Participant, which are not vested as of the effective date of employment termination, immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate; and provided that the maximum exercise period which may be permitted following employment termination is the shorter of: (i) one (1) year; or (ii) the scheduled expiration date of the Option.

     Options which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination and ending: (a) one (1) year following such date in the case of termination by reason of Death, Disability, or Retirement; and
(b) three (3) months following such date in the case of termination for any other reason (and other than for Cause).

     6.9 Termination for Cause. If the employment of a Participant shall terminate for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company, and no additional exercise period shall be allowed, regardless of the vested status of the Options.

     6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that the Committee shall have discretion to waive this restriction, in whole or in part, so long as any such waiver is permitted in a plan exempt from short-swing profit liability pursuant to Rule 16b-3 under the Exchange Act.

     6.11 Options Issued in Exchange. Notwithstanding any other provision of the Plan, Options issued in exchange for options of Sybron International Corporation (n/k/a Apogent Technologies Inc.)("Sybron") in connection with the spin-off of the Company from Sybron may be issued in accordance with the terms of the spin-off transaction.

                                   ARTICLE 7

                               CHANGE IN CONTROL

     Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Section 11.7 herein, any and all Options granted hereunder shall become immediately exercisable, and shall remain as such for the duration of their term. In addition, subject to Article 8 herein, the Committee shall have the authority to make any modifications to Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

                                   ARTICLE 8

                    AMENDMENT, MODIFICATION, AND TERMINATION

     8.1 Amendment, Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, no such amendment, modification, or termination of the Plan may be made without the approval of the stockholders of the Company, if such approval is required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect thereto.

     8.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any material manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                                   ARTICLE 9

                                  WITHHOLDING

     9.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, lapsing of restrictions, or payment made under or as a result of the Plan.

     9.2 Share Withholding. With respect to tax withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum marginal total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

                                   ARTICLE 10

                            BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) who shall be entitled to exercise his or her vested Options in the event of his or her death before he or she exercises all vested Options. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Human Resource Department of the Company during the Participant's lifetime. In the absence of any such designation, vested Options which have not been exercised prior to the Participant's death may be exercised by the administrator of the Participant's estate.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     11.2 Participation. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

     11.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     11.4 Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     11.5 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     11.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.7 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.8 Securities Law Compliance. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     11.9 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Company's state of incorporation.

                                                                      2098-PS-02

                        SYBRON DENTAL SPECIALTIES, INC.


                      2002 ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 8, 2002
                               11:00 A.M. P.S.T.

               YOU MAY VOTE BY TELEPHONE, BY INTERNET, OR BY MAIL
                       (SEE INSTRUCTIONS ON REVERSE SIDE)


                             YOUR VOTE IS IMPORTANT







                                  DETACH HERE

                                     PROXY
                        SYBRON DENTAL SPECIALTIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, or any of them, with the power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Sybron Dental Specialties, Inc. to be held in Palm Desert, California, on Friday, February 8, 2002, at 11:00 a.m., Pacific Standard Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

         TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.




----------------                                                ----------------
| SEE REVERSE  |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   | SEE REVERSE  |
|    SIDE      |                                                |     SIDE     |
----------------                                                ----------------



            -------------------                                         ------------------
             VOTE BY TELEPHONE                                           VOTE BY INTERNET
            -------------------                                         ------------------

            It's fast, convenient, and immediate!                       It's fast, convenient, and your vote is immediately
            Call Toll-Free on a Touch-Tone Phone                        confirmed and posted.
            1-877-PRX-VOTE.

           -------------------------------------------------------     ------------------------------------------------------
            FOLLOW THESE FOUR EASY STEPS:                               FOLLOW THESE FOUR EASY STEPS:
             1. READ THE ACCOMPANYING PROXY STATEMENT AND               1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY
                PROXY CARD.                                                CARD.

             2. CALL THE TOLL-FREE NUMBER                               2. GO TO THE WEBSITE
                1-877-PRX-VOTE.                                            HTTP://WWW.EPROXYVOTE.COM/SYD

             3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER                3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED
                LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.                ON YOUR PROXY CARD ABOVE YOUR NAME.

             4. FOLLOW THE RECORDED INSTRUCTIONS.                       4. FOLLOW THE INSTRUCTIONS PROVIDED.

           -------------------------------------------------------     ------------------------------------------------------

            YOUR VOTE IS IMPORTANT!                                     YOUR VOTE IS IMPORTANT!
            Call 1-877-PRX-VOTE anytime!                                Go to HTTP://WWW.EPROXYVOTE.COM/SYD anytime!
            DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR
            INTERNET







                                   DETACH HERE
                                                                                                                            -------
                                                                                                                                  |
 -----   PLEASE MARK                                                                                                              |
 | X |   VOTES AS IN
 -----  THIS EXAMPLE.






THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE
ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" THESE PROPOSALS.                                       FOR   AGAINST  ABSTAIN
     1.ELECTION OF DIRECTORS:                                          2. Approval of Sybron Dental     -----   -----    -----
       NOMINEES: (01) Kenneth F. Yontz and (02) Dennis B. Brown           Specialities, Inc.'s Senior   |   |   |   |    |   |
                                                                          Executive Incentive           -----   -----    -----
                                                                          Compensation Plan.

             FOR    -----      ----- WITHHELD                          3. Approval of Sybron Dental     -----   -----    -----
             ALL    |   |      |   | FROM ALL                             Specialities, Inc.'s 2000     |   |   |   |    |   |
           NOMINEES -----      ----- NOMINEES                             Long-Term Incentive           -----   -----    -----
                                                                          Plan.


       -----
       |   |
       ----- ---------------------------------------
             For all nominees except as noted above                                                                      -----
                                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    |   |
                                                                                                                         -----



                                                                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                        CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                        Please sign your name as it appears hereon. Joint
                                                                        owners should each sign. Executors, administrators,
                                                                        trustees, etc., should give full title as such. If
                                                                        the signer is a corporation, please sign in full
                                                                        corporate name by a duly authorized officer.



Signature:                                  Date:               Signature:                                 Date:
           -------------------------------        -------------           --------------------------------       --------------

